Exhibit 99.2

NET ELEMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

August 26, 2021

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Annual Meeting of Shareholders are available at

http://www.cstproxy.com/netelement/sm2021.

The undersigned shareholder(s) of Net Element, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Oleg Firer and Jeffrey Ginsberg, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Special Meeting of Shareholders of the Company to be held on August 26, 2021, at 11:00 am EST at 3363 NE 163rd Street, Suite 606, North Miami Beach, Florida 33160 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE COMPANY'S DIRECTOR NOMINEES AND FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12 and 13.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following proposal:

1.

To approve the Merger, and its accompanying transactions, and adopt the Merger Agreement whereby the Merger Sub will merge with and into Mullen, with Mullen surviving the Merger as a wholly owned subsidiary of Net Element and Net Element changing its name to Mullen Automotive, Inc.

		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the par value and to increase the number of authorized shares of common stock from 100,000,000 shares, par value $0.0001, to 500,000,000 shares, par value $0.001.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (a) to change the par value and increase the number of authorized shares of preferred stock from 1,000,000, par value $0.01, to 58,000,000 shares, par value $0.001 (the “Preferred Stock”); (b) to authorize the issuance of up to 200,000 shares of Series A Preferred Stock, which series carries 1,000 votes per share and converts into Common Stock on a 100-for-1 basis (the “Series A Preferred Stock”); (c) to authorize the issuance of up to 12,000,000 shares of Series B Preferred Stock, which series carries one vote per share and converts into Common Stock on a 1-for-1 basis (the “Series B Preferred Stock”); and (d) to authorize the issuance of up to 40,000,000 shares of Series C Preferred Stock, which series carries one vote per share and converts into Common Stock on a 1-for-1 basis (the “Series C Preferred Stock”).	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend Article VII to lower the required vote for stockholders to adopt, amend, alter or repeal the Bylaws of the Corporation to a majority vote standard down from a sixty-six and two-thirds percent standard.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend Article XI to lower the required vote for stockholders to amend or repeal Article XI or Article VII to a majority vote standard down from a sixty-six and two-thirds percent standard.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

6.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to classify the Board of Directors.	For ☐	Against ☐	Abstain ☐
The Board of Directors recommends that you vote FOR the following proposal:

7.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to make other changes, including (i) to remove the restriction on the right for stockholders to act by written consent and (ii) to change the post-combination Company’s name to “Mullen Automotive, Inc.”	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

8.	To approve the transaction whereby Net Element will divest itself of its existing business operations to RBL Capital Group LLC (“RBL”), causing RBL to assume the Company’s liabilities directly related to operations of its existing business immediately prior to the closing of such divestiture. The Divestiture will occur immediately prior to the consummation of the Merger.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

9.	To approve, for purposes of complying with applicable listing requirements of Nasdaq: (i) the issuance and sale of shares of our Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (and the shares of Common Stock underlying such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) to shareholders of Mullen pursuant to the Merger; (ii) the issuance of additional shares of Series C Preferred Stock and warrants (and the Common Stock underlying such Series C Preferred Stock and warrants) to certain security holders of Mullen upon exercise of certain additional investment rights held by such holders; (iii) the issuance of shares of Common Stock issuable upon exercise of warrants assumed by the Company pursuant to the Merger; (iv) the issuance of additional shares of Common Stock in the private placement pursuant to a financing relationship with Esousa Holdings, LLC (“Esousa”) and (v) the issuance of shares to Drawbridge Investments LLC or its affiliate (“Drawbridge”) pursuant to a secured, convertible promissory note held by Drawbridge.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following nominees:

10.

Election of Directors to serve until the Annual Meeting of the year noted next to their respective Class name and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal

Nominees:

				For All ☐	Withhold All ☐	For All Except ☐
	Class I – 2022 01 David Michery 02 Jerry Alban 03 Mary Winter	Class II – 2023 04 Kent Puckett 05 Mark Betor	Class III – 2024 06 William Miltner 07 Jonathon New	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. _____________________________________

The Board of Directors recommends that you vote FOR the following proposal:

11.	To approve, on a non-binding advisory basis, the severance and change-in-control agreement between Net Element and Steven Wolberg as required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

12.	To approve an amendment to our 2013 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Company’s Common Stock available for issuance thereunder by 6,339,500 shares of Common Stock resulting in an aggregate of 7,500,000 shares authorized for issuance under the Plan.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

13.	If necessary, to approve the adjournment of the special meeting to a later date or dates to permit further solicitation and vote of proxies in the event that there are insufficient votes for any of the above proposals.	For ☐	Against ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.